UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

DARDEN RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Is This Starboard 12-Person Slate Really the “Best Board” to Independently
Represent ALL Shareholders and to Control a Multibillion Dollar Consumer-Facing
Company With 150,000 Employees?
Margaret
Atkins
No restaurant
experience and
currently sits on four
other Boards
“Loyalty Oath”
4
Jean Birch
“Loyalty Oath”
4
Lionel Nowell
Currently sits on three
other boards
“Loyalty Oath”
4
Alan Stillman
Potential conflict of
interest due to
competitor restaurant
ownership and exceeds
retirement age under
Board guidelines
“Loyalty Oath”
4
Key
Starboard Paid Nominee¹
Starboard Paid Advisor¹
Starboard Employee
History of Starboard Activism
Brinker
Office Depot
Regis
Reynolds American
Wausau Paper
Loyalty Oath to Starboard
Agenda
William
Lenehan
No experience as
senior executive at
large public
company, no
restaurant
experience
“Loyalty Oath”
4
With all of these connections, we urge you to decide if you want to give Starboard control of the Board.
1
For more information about the compensation arrangements between Starboard and its nominees, see the Starboard Proxy Statement filed on Schedule 14A with the SEC, dated August 28, 2014, at pp. 26-29. 2 Only considered large public company experience if they held a publicly disclosed executive position in a listed company. Considered no restaurant, retail, or real estate experience if not publicly disclosed; does not include directorships as meaningful operational experience. ³Peter Feld and Jeff Smith were previously nominated on multiple Starboard/Ramius slates. James Fogarty was nominated to the Office Depot Board by Starboard in 2013, but was not chosen to be added in the settlement; he was also nominated by Starboard to the Regis Board and was elected at the annual meeting. Cynthia Jamison was nominated by Starboard in 2013 to the Office Depot
Board and appointed via settlement; she was nominated by Starboard to Wausau Paper's Board in 2014, but not appointed in settlement.
4
“Loyalty Oath”: Promise to implement Starboard plan as per Starboard Proxy:
“Each of our director nominees is committed to the implementation of our comprehensive turnaround plan for Darden. Therefore, in the event that our director nominees comprise a majority of the Board following the
Annual Meeting, we expect that the Board will implement our comprehensive turnaround plan for Darden.”
STARBOARD
JEFFREY SMITH
No experience as senior
executive at large public
company, no restaurant
or retail experience
Betsy Atkins
No restaurant
operations
experience, no
experience as senior
executive at large
public company
“Loyalty Oath”
4
Cynthia
Jamison
History of activism
with Starboard
“Loyalty Oath”
4
Charles
Sonsteby
Is a paid Starboard
advisor
“Loyalty Oath”
4
“ ”
STARBOARD
PETER FELD
Starboard Managing
Partner with Smith
“Loyalty Oath”
4
Brad Blum
Previously launched
activism campaign
to become CEO at
Cosi, is a paid
Starboard Advisor
“Loyalty Oath”
4
Starboard Nominees Lack
Important Qualifications
4 nominees have NO
restaurant, retail or real
estate executive experience²
4 nominees have been
nominated and added to at
least one board through
Starboard nomination³
5 nominees have NO
experience as senior
executives of large public
companies²
James Fogarty
No experience as
senior executive at
large public company, no
restaurant experience and
history of activism with
Starboard
“Loyalty Oath”

Starboard Directors Have A Number of Historical
Relationships That May Bias Decision Making
Connection Background
Starboard Paid Nominee All of the nominees have compensation relationships with Starboard. For more information, see
Starboard’s proxy statement filed with the SEC on August 28, 2014, at pages 26-29.
Starboard Paid Advisor C. Sonsteby and B. Blum were hired by Starboard to serve as Starboard’s paid advisors in connection with its election contest at Darden. For more information, see Starboard’s proxy statement filed with the SEC on August 28, 2014, at pages 26-29.
Starboard Employee J. Smith is currently the Managing Member, CEO and Chief Investment Officer of Starboard.  P. Feld is a
Managing Member of Starboard and Starboard’s Head of Research.
Loyalty Oath to
Starboard Agenda
Each nominee has pledged to Starboard that they will implement Starboard’s agenda while a director.  For more information, see Starboard’s proxy statement filed with the SEC on August 28, 2014 (Starboard:
“Each of our director nominees is committed to the implementation of our comprehensive turnaround plan for Darden. Therefore, in the event that our director nominees comprise a majority of the Board following the Annual Meeting, we expect that the Board will implement our comprehensive turnaround plan for Darden.”) (emphasis added).
History of Activism with
Starboard
C. Jamison, J. Smith, J. Fogarty and P. Feld are repeat Starboard nominees.  J. Smith is currently the
Managing Member, CEO and Chief Investment Officer of Starboard. P. Feld is a Managing Member of
Starboard and Starboard’s Head of Research.
Brinker International J. Birch served in executive roles at Romano’s Macaroni Grill (2008-2010) and Corner Bakery Café (2003-
2005), both owned by Brinker, when C. Sonsteby was CFO of Brinker from 2001 to 2010.
Office Depot C. Jamison, J. Fogarty and J. Smith were Starboard’s paid nominees in connection with its proxy contest at
Office Depot. J. Fogarty eventually withdrew his nomination. C. Jamison and J. Smith served together on the Office Depot Board until beginning of September 2014, when J. Smith resigned.
Regis J. Smith and J. Fogarty served together as Starboard nominees on the Board of Regis from 2011 to 2013.
Reynolds American L. Nowell and B. Atkins served together on the Board of Reynolds American from 2007 to 2010.
Wausau Paper J. Smith and C. Jamison were each nominated to the Wausau Board by Starboard in 2014.